                                                                    EXHIBIT 10.1

                         LOAN AND INVESTMENT AGREEMENT

     The parties to this Loan and Investment Agreement (the "Agreement") are:

LENDER

     SmarTalk Partners, LLC
     3 Civic Plaza
     Suite 170
     Newport Beach, CA 92660

BORROWER

     SmarTalk TeleServices, Inc., a California Corporation
     3188 Kings Court
     Los Angeles, CA 90077

SHAREHOLDER

     Robert H. Lorsch

                                    Recitals
                                    --------

     A.   Shareholder owns a majority of the capital stock of Borrower.

     B. Lender has agreed to loan to Borrower (i) $1,200,000 (the "Term Loan"), which shall be due and payable in full on July 31, 2000 and shall be evidenced by a promissory note in the form attached hereto as Exhibit "A" (the "Term Note"), and (ii) $500,000 (the "Line of Credit"), which shall be due and payable in full on January 31, 1998 and shall be evidenced by a promissory note in the form attached hereto as Exhibit "B" (the "Credit Note"). (The Term Loan and Line of Credit are collectively referred to herein as the "Loans", and the Term Note and the Credit Note are collectively referred to herein as the "Notes").

     C. Borrower is willing to execute a Security Agreement (the "Security Agreement") in the form attached hereto as Exhibit "C" in favor of Lender granting Lender a security interest in Borrower's assets to induce Lender to make the Loans.

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     D.   In consideration of the payment of $300,000 (the "Purchase Price") by
Lender to Borrower, Borrower is willing to issue to Lender that number of shares of Common Stock, no par value ("Common Stock"), of Borrower which as of the date hereof represents on a fully diluted basis 30% of the Common Stock of Borrower (the "Shares").

     E. Lender is willing to make the Loans to Borrower and to purchase the Shares from Borrower based on (i) the representations, warranties and covenants of Borrower and Shareholder contained in this Agreement, and (ii) the personal property security interest granted by Borrower pursuant to the Security Agreement.

                                   ARTICLE 1
                    DEFINED TERMS/PRINCIPLES OF CONSTRUCTION

                           SECTION 1.1.  DEFINITIONS

     As used in this Agreement, the following terms will have the following meanings:

     AFFILIATE shall mean, with respect to any Person, any other Person (i) directly or indirectly controlling (including, but not limited to, all directors, officers, partners and members of such Person), controlled by, or under direct or indirect common control with, such Person, (ii) that directly or indirectly owns more than 5% of the voting securities of such Person; or (iii) who is related to such person by blood, marriage or adoption (a "Family Member"). A Person shall be deemed to control a corporation, partnership, limited liability company or other legal entity if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, partnership, or other legal entity whether through the ownership of voting securities, partnership interests, membership interests, by contract or otherwise.

     COLLATERAL is defined in the Security Agreement.

     CREDIT NOTE is defined in Recital A.

     DISCLOSURE SCHEDULE is defined in Article 3.

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

     EVENTS OF DEFAULT is defined in Article 7.

     FINANCIAL STATEMENTS means the financial statements of Borrower, as may be required by Lender from time to time, including operating statements, income statements, balance sheets, cash flow statements, statements of changes in financial condition and any other financial reports and information that Lender may require.

     FUNDING DATE is defined in Section 2.2.

     LCN shall mean Lorsch Creative Network, Inc., a California corporation.

     LINE OF CREDIT is defined in Recital A.

     LOANS is defined in Recital A.

     LOAN MATURITY DATE means July 31, 2000 for the Term Loan and January 31, 1998 for the Line of Credit.

     LOAN PROCEEDS means funds disbursed by Lender pursuant to the Term Loan and Line of Credit in accordance with this Agreement.

     NOTES is defined in Recital A.

     PERMITTED LIENS is defined in Section 6.1.

     PERSON shall mean any individual, partnership, joint venture, limited liability company, firm, corporation, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

     PURCHASE PRICE is defined in Recital D.

     SECURITY AGREEMENT is defined in Recital C.

     SECURITY DOCUMENTS mean the Security Agreement and UCC-1 Financing
Statements

     SHARES is defined in Recital D.

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

     TERM LOAN is defined in Recital A.

     TERM NOTE is defined in Recital A.

     TRANSACTION DOCUMENTS means the Notes, this Agreement and the Security Documents.

                                   ARTICLE 2
                     MAKING OF LOANS AND PURCHASE OF SHARES

                              SECTION 2.1.  LOANS.

     Lender agrees to lend to Borrower, and Borrower agrees to borrow from Lender, $1,200,000 pursuant to the Term Loan and $500,000 as a Line of Credit, subject to the terms, conditions, representations, warranties, and covenants in this Agreement.

                          SECTION 2.2.  DISBURSEMENTS.

     Lender agrees to disburse the Loan Proceeds at such time as all conditions precedent specified in Section 2.4 ("Conditions Precedent") have been satisfied or waived, provided, however, that such conditions precedent must be satisfied no later than December 31, 1995 or this Agreement shall terminate without liability to any party hereto. Funding of the Term Loan shall be scheduled by Lender within one (1) business day following satisfaction of all Conditions Precedent (the "Funding Date"). Funding of the Line of Credit shall occur as provided in the Credit Note. Interest will accrue on disbursed Loan Proceeds at 7% per annum under the Term Loan, and at the "Prime Rate" (as defined in the Credit Note) plus 2% per annum under the Line of Credit. All Loan Proceeds will be evidenced by the Term Note and Credit Note as applicable and will be secured by the Security Documents.

                         SECTION 2.3.  SHARE PURCHASE.

          2.3.(a)   Shares Purchase.  On the Funding Date, Borrower shall issue
                    ---------------
to Lender, and Lender shall purchase from Borrower, the Shares. The Purchase Price for the Shares shall be paid in cash, by bank cashier's check or by wire transfer on the Funding Date. Borrower shall agree to register the Shares as

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

required by the Registration Rights Addendum attached hereto as Exhibit "D" and incorporated herein by this reference.

          2.3.(b)   Investment Representations.  Lender is acquiring the Shares
                    --------------------------
for its own account and not with a view to, or for the sale in connection with, any distribution thereof in violation of the Securities Act of 1933, as amended (the "Securities Act"). Lender understands that the Shares will not be registered under the Securities Act or qualified with any state securities agency for the reason that the sale provided for in this Agreement is exempt pursuant to Section 4 of the Securities Act and similar provisions of applicable state law, and that the reliance of Borrower on such exemptions is predicated in part on Lender's representations set forth herein. Lender further represents that (i) it is an "Accredited Investor" in the meaning of Rules 501-506 under the Securities Act and is an "Excluded Purchaser" within the meaning of Regulation 260.102.13 under the California General Corporation Law, or (ii) by reason of its financial experience or the financial experience of those persons that Lender has retained to advise it (none of whom are Affiliated with or compensated by Borrower), Lender, together with such advisors has such knowledge, sophistication and experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Shares, that it is able to bear the economic risk of such investment, and that it is able to afford a complete loss of such investment.

                      SECTION 2.4.  CONDITIONS PRECEDENT.

     The obligation of Lender to make the Loans and purchase the Shares is subject to the satisfaction of the following conditions:

          2.4.(a)  Execution of Notes.  On the Funding Date, Borrower shall
                   ------------------
deliver the Notes to Lender in the form attached hereto.

          2.4.(b)   No Default; Representations and Warranties.    On the
                    ------------------------------------------
Funding Date (i) there shall exist no Event of Default and (ii) all representations and warranties contained in the Transaction Documents shall be true and correct in all material

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respects with the same effect as though such representations and warranties had been made on and as of the Funding Date.

          2.4.(c)   Opinions of Counsel.  On the Funding Date, the Lender shall
                    -------------------
have received from Jones, Day, Reavis and Pogue, McGill, Gotsdiner, Workman & Lepp, P.C., and Bernard Walter, Esq., counsel to Borrower and Shareholder, opinions addressed to Lender covering the matters set forth in Exhibits "E-1" and "E-2", and "E-3" respectively, and in form and substance satisfactory to Lender.

          2.4.(d)   Corporate Documents; Proceedings.
                    --------------------------------

                    2.4.(d)(i) On the Funding Date, Lender shall have received a Certificate, dated the Funding Date, signed by the President of Borrower, and attested to by the Secretary of Borrower, authorizing the issuance of the Shares, the execution and delivery of the Transaction Documents, and the amendment to the Articles of Incorporation and Bylaws of Borrower required pursuant to Section 5.9, together with copies of the Articles of Incorporation, as amended, and By-Laws, as amended, of Borrower and the resolutions of the Borrower referred to in such certificate.

                    2.4.(d)(ii) All corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated in this Agreement shall be satisfactory in form and substance to the Lender, and the Lender shall have received all information and copies of all documents and papers, including records of corporate proceedings and governmental approvals, if any, which Lender reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or governmental authorities.

          2.4.(e)     Security Agreement.  Borrower shall have duly authorized,
                      ------------------
executed and delivered the Security Agreement, covering all of Borrower's present and future Collateral, together with:

                    2.4.(e)(i) acknowledgment copies of proper Financing Statements (Form UCC-1) duly filed under the UCC of each jurisdiction as may be necessary or, in the opinion of

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

Lender, desirable to perfect the security interests purported to be created by such Security Agreement;

                    2.4.(e)(ii) evidence of the completion of all other recordings and filings of, or with respect to, such Security Agreement as may be necessary or, in the opinion of the Lender, desirable to perfect the security interests intended to be created by such Security Agreement; and

                    2.4.(e)(iii) evidence that all other actions necessary or, in the opinion of the Lender, desirable to perfect and protect the security interests purported to be created by such Security Agreement have been taken.

          2.4.(f)   LCN Acquisition.  Concurrently with the funding of the Loans
                    ---------------
on the Funding Date, Borrower and Shareholder shall have executed and delivered that certain purchase and sale agreement providing for the acquisition of CM attached hereto as Exhibit "F" and incorporated herein by this reference.

          2.4.(g)   Employment Agreement.  Shareholder shall have executed and
                    --------------------
delivered to Borrower an Employment Agreement in the form attached hereto as Exhibit "G".


                                   ARTICLE 3
                   REPRESENTATIONS AND WARRANTIES OF BORROWER

     Except as disclosed on the Schedule annexed hereto as Exhibit "H" and incorporated herein by this reference (the "Disclosure Schedule"), as a material inducement to Lender to enter into this Agreement, to make the Loans to Borrower, and to purchase the Shares from Borrower, Borrower and Shareholder jointly and severally, unconditionally represent and warrant to Lender as of the date hereof and the Funding Date as follows:

                            SECTION 3.1. FORMATION.

     Borrower is duly organized, validly existing and in corporate good standing under the laws of California, is duly qualified to do business in California and in each other jurisdiction (and is in corporate good standing in each such jurisdiction) where it is required to be qualified to transact business as a foreign corporation, and has full power and authority to consummate the transactions contemplated by this Agreement.

                         SECTION 3.2.  CAPITALIZATION.

     On the Funding Date, the authorized capital stock of Borrower consists of
(i) 10,000 shares of Common Stock of which 1,250 shares are issued and outstanding. All such outstanding shares of Common Stock have been duly and validly issued, are fully paid and nonassessable. The Shares when issued will be duly and validly issued, fully paid and nonassessable. Except as set forth on the Disclosure Schedule, Borrower does not have outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock.

                    SECTION 3.3.  SHAREHOLDER IS SOLE OWNER.

     Shareholder is the owner, beneficially and of record, of 1,000 issued and outstanding shares of Common Stock of Borrower free and clear of all liens, encumbrances, security agreements, equities, options, claims and charges.

                         SECTION 3.4.  NO SUBSIDIARIES.

     Borrower does not own, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, limited liability company, business, trust or other entity.

                        SECTION 3.5.  BORROWER'S POWERS.

     Borrower has full authority to execute this Agreement, the Notes and the Security Documents, to undertake and consummate the contemplated transactions, and to pay, perform, and observe all of the conditions, covenants, agreements, and obligations contained in the Transaction Documents, and has taken all necessary corporate actions to authorize the foregoing.

                       SECTION 3.6.  BINDING OBLIGATION.

     This Agreement, the Notes and the Security Documents have been duly executed and delivered by Borrower and Shareholder and constitute a legal and binding obligation of, and is valid and enforceable against, each party hereto and thereto other than Lender, in accordance with the terms of each.

                           SECTION 3.7.  LITIGATION.

     Except as set forth on the Disclosure Schedule, there are no actions, suits, or proceedings pending or, to the best knowledge of Borrower and Shareholder, threatened against or affecting Borrower, the Collateral, or involving the validity or enforceability of the Transaction Documents, or the priority of the security interest granted pursuant to the Security Agreement, at law or in equity, or before or by any governmental authority. Borrower is in material compliance or good-faith compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except for such noncompliances as would not, in the aggregate, have a Material Adverse Effect on the business, operations, property, assets, condition (financial or otherwise) or prospects of Borrower (a "Material Adverse Effect"). Borrower is not in default with respect to any order, writ, injunction, decree, or demand of any court or other Governmental Authority.

                          SECTION 3.8.  NO VIOLATION.

     Except as set forth on the Disclosure Schedule, the consummation of the transactions covered by this Agreement and the payment and performance of all of the obligations in the Transaction Documents, will not (i) contravene any provision of any law, statute, rule, regulation or order, writ, injunction or decree of any court or governmental instrumentality, except for such of the foregoing as would not have a Material Adverse Effect, (ii) result in any breach of, or constitute a default under, any material mortgage, deed of trust, lease, contract, loan or credit agreement, corporate charter, bylaws, partnership agreement, trust agreement, or other instrument to which the Borrower or Shareholder is a party or by which it or they or the Collateral may be bound or affected except for such of the foregoing as would not have a Material Adverse Effect, or (iii) violate Borrower's Articles of Incorporation or Bylaws.

                           SECTION 3.9.  NO DEFAULT.

     There is no Event of Default on the part of Borrower under this Agreement or the other Transaction Documents, and no event has occurred and is continuing which with notice or the passage of time or both would constitute a default or an Event of Default thereunder.

                      SECTION 3.10.  TITLE TO COLLATERAL.

     Borrower is the sole legal and beneficial owner of the Collateral, which is free of all claims, liens, encumbrances and security interests other than the Permitted Liens, and the security interest of Lender in the Collateral is a first priority perfected security interest.


                      SECTION 3.11.  GOVERNMENTAL APPROVALS.

          Except as set forth on the Disclosure Schedule, no material order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of any Transaction Document or (ii) the legality, validity, binding effect or enforceability of any such Transaction Document.

                      SECTION 3.12.   SECURITY DOCUMENTS.

          The Security Documents create, as security for the obligations purported to be secured thereby, a valid and enforceable perfected security interest in and lien on all of the Collateral in favor of the Lender, superior to and prior to the rights of all third Persons and subject to no other Liens (except that the security interest in the Collateral may be subject to the security interests evidenced by the Permitted Liens). Except as fully reflected in the Financial Statements (delivered pursuant to Section 3.17, and except as set forth on the Disclosure Schedule, there are no material liabilities or obligations (excluding current obligations incurred in the ordinary course of business) with respect to Borrower of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in aggregate, would be material to Borrower, and neither Borrower nor Shareholder knows of any reasonable basis for the assertion against Borrower of any such liability or obligation.

                        SECTION 3.13.  LABOR RELATIONS.

          3.13.(a) Borrower is not a party to any employment contract not terminable at will, collective bargaining agreement, or pension, bonus, profit sharing, stock option or other agreement providing for employee remuneration or benefits.

          3.13.(b) Borrower is not engaged in any unfair labor practice that could have a Material Adverse Effect on Borrower. There is (i) no significant unfair labor practice complaint pending against Borrower or, to Borrower and Shareholder's best knowledge, threatened against Borrower, before the National Labor Relations Board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against Borrower or, to Borrower and Shareholder's best knowledge, threatened against Borrower (ii) no significant strike, labor dispute, slowdown or stoppage pending against Borrower or, to Borrower and Shareholder's best knowledge, threatened against Borrower, and (iii) to Borrower and Shareholder's best knowledge, no union representation question existing with respect to the employees of Borrower and, to their best knowledge, no union organizing activities are taking place, except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as could not have a Material Adverse Effect.

              SECTION 3.14.  TRADEMARKS, LICENSES AND FRANCHISES.

          Except as set forth on the Delivery Schedule, Borrower owns or has the right to use all of the material trademarks, permits, service marks, trade names, copyrights, licenses, franchises, or rights with respect to the foregoing, utilized in the operation of its business, without any known conflict with the rights of others which, or the failure to obtain which, as the case may be, would result in a Material Adverse Effect.

                            SECTION 3.15.  NO USURY.

          The Loans are not usurious under California or Federal law.

                             SECTION 3.16.  TAXES.

          Borrower has filed all required Federal, State, County, and City tax returns and has paid all taxes due and required to be paid. Borrower knows of no reasonable basis for additional assessments with respect to any material taxes. Borrower has paid, or has provided adequate reserves (in the good faith judgment of the management of Borrower) for the payment of, all federal and state income taxes applicable for all prior fiscal years and for the current fiscal year to the date hereof.

                      SECTION 3.17.  FINANCIAL STATEMENTS.

          The Financial Statements of Borrower at October 31, 1995 (the "Financial Statement Date") including the balance sheet and the related statements of income and retained earnings and cash flow statement for the ten
(10)-month period ended on such date and heretofore furnished to Lender are unaudited internally prepared compilations, based on Borrower's historical accounting practices consistently applied, which present fairly the financial condition of Borrower at the date of such Financial Statements and the results of the operations of Borrower for such ten (10)-month period.

                  SECTION 3.18.  ABSENCE OF SPECIFIED CHANGES.

          Since the Financial Statement Date, there has not been any:

          3.18.(a) Transaction by Borrower, other than this transaction, except in the ordinary course of business as conducted on that date;

          3.18.(b) Material adverse change in Borrower's financial condition, finances, income, debts, liabilities, assets or prospects;

          3.18.(c) Destruction, damage to, or loss of any asset of Borrower (whether or not covered by insurance) that materially and adversely affects the financial condition or prospects of Borrower;

          3.18.(d)  Change in accounting methods or practices of Borrower;

          3.18.(e)  Re-evaluation by Borrower of any of its assets;

          3.18.(f) Sale or transfer, including without limitation, any mortgage, pledge or other encumbrance, of any of Borrower's assets, except in the ordinary course of business;

          3.18.(g) Waiver or release of any material right or a claim of Borrower in connection with its business, except in the ordinary course of business;

          3.18.(h) Amendment or termination of any material contract, agreement or license, except in the ordinary course of business that materially and adversely affects the financial condition or prospects of Borrower;

          3.18.(i) Other events or condition of any character, that is or might reasonably have a material and adverse affect on the financial condition, assets or prospects of Borrower; or

          3.18.(j) Agreement by Borrower to do any of the things described in this Section 3.18.


                 SECTION 3.19.  BUSINESS USE OF LOAN PROCEEDS.

          Borrower shall use the Loan Proceeds solely for the ongoing and legitimate business needs of Borrower in its ordinary course of business. No portion of the Loan Proceeds will be disbursed to the Shareholder or the Affiliates of Borrower or the Shareholder, directly or indirectly, or loaned to Shareholder or to any Affiliates of Borrower or the Shareholder, except pursuant to the terms of the LCN Acquisition Agreement, LCN Note and accounts and notes payable reflected on the Financial Statements to Affiliates or Shareholder. Borrower shall not use the Loan Proceeds to pay or fund dividends to the shareholders of Borrower, or to redeem or repurchase shares of Borrower. Borrower shall not repay loans to the Shareholder, except pursuant to the terms of the LCN Acquisition Agreement, CM Note and accounts and notes payable reflects on the Financial Statements to Affiliates or Shareholder or Affiliates of Borrower or the Shareholder or salaries to the Shareholder or Affiliates of Borrower or Shareholder (other than pursuant to the Employment Agreement) out of the Loan Proceeds, unless Lender expressly consents to the contrary.

                       SECTION 3.20.  CORPORATE RECORDS.

          All of the corporate records of Borrower are contained in a minute book and stock book and are true, correct and complete and accurately reflect all actions taken by Borrower.

                      SECTION 3.21.  TRANSPORT AGREEMENTS.

          Borrower has entered into a Service Agreement with West Interactive pursuant to which West Interactive provides services of AT&T and a Transport Agreement with MCI, true and complete copies of which have been provided by Borrower to Lender. The West Interactive Service Agreement and MCI Transport Agreements are in full force and effect, and there is not any default or event that with notice or lapse of time or both, would constitute a default under either of these agreements. Borrower has not received notice that any party to these agreements intends to cancel or terminate any of these agreements.

                        SECTION 3.22.  OTHER CONTRACTS.

          The Disclosure Schedule contains a true and complete list of all agreements of which Borrower is a party which are material to Borrower or its business, copies of which have been furnished to or made available to Lender. There is no default or event that, with notice or lapse of time or both, would constitute a default by any party to any of these agreements. Borrower has not received notice that any party to any of these agreements intends to cancel or terminate any of these agreements or to exercise or not exercise any options under any of these agreements. Borrower is a not a party to, nor is its property bound by, any agreement not entered into in the ordinary course of business, any agreement that is unusual in nature, duration, or amount, or any agreement that is materially adverse to the business, properties or financial condition of Borrower.

                    SECTION 3.23.  NATURE OF REPRESENTATIONS
                                AND WARRANTIES.

          Borrower and Shareholder jointly and severally certify to Lender that as of the date hereof and on the Funding Date, all representations and warranties made in this Agreement and all other Transaction Documents are true and correct in all material respects and do not contain any untrue statement of a material fact or omit any material fact necessary to make the representations and warranties not misleading. The representations and warranties will survive so long as any of the Loans or any part of them remains outstanding. Each representation and warranty made in this Agreement and in any other Transaction Document, and in any other document delivered to Lender by Borrower, will be deemed to have been relied on by Lender, regardless of any investigation, inspection, or inquiry made by Lender. The representations and warranties that are made to the best knowledge of Borrower and Shareholder have been made after diligent inquiry calculated to ascertain the truth and accuracy of the subject matter of each representation and warranty.

                          SECTION 3.24.  LIMITATIONS.

          3.24.(a) No representation or warranty is made by Borrower or Shareholder except as expressly set forth herein.

          3.24.(b) Shareholder shall have no liability for any breach of the representations and warranties set forth in Sections 3.8, 3.11 and 3.16, except to the extent that Shareholder made such representations and warranties with knowledge of their falsehood with the intent to induce Lender to enter into this Agreement.

          3.24.(c) The maximum amount of Borrower's and Shareholder's liability for breach of the representations and warranties set forth in this Agreement will not exceed $2,000,000. In no event will Borrower or Shareholder have any liability in excess of actual damages incurred and resulting from any such breach. Lender hereby waives all claims for consequential expectancy or similar loss or damages.

                                   ARTICLE 4
                    REPRESENTATIONS AND WARRANTIES OF LENDER

          Lender hereby represents and warrants to Borrower as follows:

                             SECTION 4.1. FORMATION

          Lender is duly organized and validly existing under the laws of California, is duly qualified to do business in California which is the only jurisdiction in which such qualification is required, and has full power and authority to consummate the transactions contemplated by this Agreement.

                         SECTION 4.2.  LENDER'S POWERS

          Lender has full authority to execute this Agreement, to undertake and consummate the contemplated transactions and to pay, perform and observe all the conditions, covenants, agreements and obligations applicable to it contained in the Transaction Documents, and has taken all necessary action to authorize the foregoing.

                        SECTION 4.3.  BINDING OBLIGATION

          This Agreement and the other documents to which Lender is a party have been duly executed and delivered by Lender and constitute legal and binding obligation of, and are valid and enforceable against Lender in accordance with the terms of each such document.

                            SECTION 4.4.  LITIGATION

          There are no actions, suits or proceedings pending, or to the best knowledge of Lender, threatened against or affecting

Lender or involving the validity or enforceability of the Transaction Documents, at law or in equity, or for or by any governmental authority. Lender is in material compliance or good-faith compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except for such noncompliance and would not have a Material Adverse Effect. Lender is not in default with respect to any order, writ, injunction, decree or demand of any court or other governmental authority.

                        SECTION 4.5.  CONTROL OF LENDER

          Lender hereby represents that Amre Youness is the sole manager of Lender.


                                   ARTICLE 5
                             AFFIRMATIVE COVENANTS

          Borrower covenants and agrees that (and Shareholder covenants and agrees that he will use his best efforts to cause Borrower to perform the covenants contained in this Article 5):

                      SECTION 5.1.  INFORMATION COVENANTS

          Borrower will furnish to Lender:

          5.1.(a) Monthly Operating Statements. Within 20 days after the end of
                  ----------------------------
each month, a monthly written report of the operating results and material events occurring in such month which report shall also contain such other information as is reasonably requested by Lender and shall be in a form reasonably satisfactory to Lender.

          5.1.(b)  Quarterly Financial Statements.  Within 45 days (or 90 days
                   ------------------------------
in the case of the fourth fiscal quarter) after the close of each quarterly accounting period in each fiscal year, the balance sheet of Borrower as at the end of such quarterly period and the related statements of income and retained earnings and cash flow statement for such quarterly period, and for the elapsed portion of the fiscal year ended with the last day of such quarterly period all prepared in accordance with generally accepted accounting principles applied on a consistent basis, in each case setting forth comparative figures for the related periods in the prior fiscal year, all of which shall be certified by Borrower's chief financial officer, subject to normal year-end audit adjustments.

          5.1.(c)  Annual Financial Statements.  Within 90 days after the close
                   ---------------------------
of each fiscal year, the balance sheet of Borrower and as at the end of such fiscal year and the related statements of income and retained earnings and cash flow statement for such fiscal year all prepared in accordance with generally accepted accounting principles applied on a consistent basis, in each case setting forth comparative figures for the preceding fiscal year and certified by independent certified public accountants of recognized national standing satisfactory to Lender (Lender hereby pre-approves Price Waterhouse and Deloitte & Touche), in each case together with a report of such accounting firm stating that in the course of its regular audit of Borrower's financial statements, which audit was conducted in accordance with generally accepted auditing standards, except as noted in such report, such accounting firm obtained no knowledge of any litigation, breach or default of Borrower to third Persons or Event of Default which has occurred and is continuing or, if in the opinion of such accounting firm such has occurred and is continuing, a statement as to the nature thereof.

          5.1.(d)  Management Letters.  Promptly after Borrower's receipt
                   ------------------
thereof, a copy of any "management letter" received by Borrower from its certified public accountants.

          5.1.(e)  Budgets.  Within 60 days after the first day of each fiscal
                   -------
year of Borrower, a budget in form reasonably satisfactory to the Lender (including budgeted statements of income and sources and uses of cash and a balance sheet) prepared by Borrower for each of the four fiscal quarters immediately following the last day of such fiscal year accompanied by the statement of the chief financial officer of Borrower to the effect that, to the best of his knowledge, the budget is as of the date of its preparation, a reasonable estimate for the period covered thereby.

          5.1.(f)  Officer's Certificates.  At the time of the delivery of the
                   ----------------------
monthly operating report and Financial Statements provided for in Sections 4.1(a), (b) and (c), a certificate of the chief financial officer of Borrower to the effect that, to the best of his knowledge, no default or breach of any material agreement with a third Person or Event of Default has occurred and is continuing or, if such has occurred and is continuing, specifying the nature and extent thereof.

          5.1.(g)  Notice of Default or Litigation.  Promptly, and in any event
                   -------------------------------
within 3 business days after an officer of Borrower obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes a default or breach of any material agreement with a third Person or Event of Default, (ii) any litigation or governmental proceeding pending (x) against Borrower which could materially and adversely affect the business, operations, property, assets, condition (financial or otherwise) or prospects of Borrower or (y) with respect to any Transaction Document and (iii) any other event which is likely to materially and adversely affect the business, operations, property, assets, condition (financial or otherwise) or prospects of Borrower.

          5.1.(h)  Other Information.  From time to time, such other information
                   -----------------
or documents (financial or otherwise) as Lender may reasonably request.

          5.1.(i)  Termination of Reporting Obligation.  The provisions of
                   -----------------------------------
Sections 5.1.(a) through (h) shall terminate upon the consummation of an initial public offering by Borrower, and thereafter, to the extent all or any portion of the Loans remain outstanding Lender shall receive copies of all documents filed by Borrower with the Securities and Exchange Commission.

                 SECTION 5.2.  BOOKS, RECORDS AND INSPECTIONS.

          Borrower will keep proper books of record and account in which full, true and correct entries in conformity with generally accepted accounting principles (commencing not later than February 1, 1996 re GAAP accounting practices) and all requirements of law shall be made of all dealings and transactions in relation to its business and activities. Borrower will permit designated representatives of Lender subject to reasonable confidentiality arrangements to visit and inspect, under guidance of officers of Borrower, any of the properties of Borrower, and to examine the books of account of Borrower and discuss the affairs, finances and accounts of Borrower with, and be advised as to the same by, its officers, all at such reasonable times and intervals and to such reasonable extent as Lender may request.

               SECTION 5.3.  MAINTENANCE OF PROPERTY, INSURANCE.

          Borrower shall, in accordance with prudent industry practices, (i) keep all property useful and necessary in its business in good working order and condition, (ii) maintain with financially sound and reputable insurance companies insurance which is reasonable and customary in nature and amounts for businesses such as Borrower's, and (iii) furnish to Lender, upon written request, full information as to the insurance carried. The provisions of this
Section 5.3 shall be deemed to be supplemental to, but not duplicative of, the provisions of any of the Security Documents that require the maintenance of insurance.

                      SECTION 5.4.  CORPORATE FRANCHISES.

          Borrower will, in accordance with prudent industry practices, do, or cause to be done, all things reasonably necessary to preserve and keep in full force and effect its existence and its material rights, franchises, licenses and leases.


                  SECTION 5.5.  COMPLIANCE WITH STATUTES, ETC.

          Borrower will, in accordance with prudent industry practices, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except such noncompliances as could not, in the aggregate, have a Material Adverse Effect.

                   SECTION 5.6.  PERFORMANCE OF OBLIGATIONS.

          Borrower will perform all of its obligations under the terms of each mortgage, indenture, security agreement and other debt instrument by which it is bound, except such non-performances as could not in the, aggregate, have a Material Adverse Effect.

               SECTION 5.7.  RECONSTRUCTED FINANCIAL STATEMENTS.

          Borrower shall have prepared reconstructed, audited Financial Statements for the fiscal years of Borrower ended December 31, 1994 and December 31, 1995 by December 31, 1996.

                       SECTION 5.8.  KEY MAN INSURANCE.

          Borrower shall obtain and maintain in full force and effect a policy of key man life insurance on the life of Shareholder in the amount of $3,000,000 or such insurance as can be obtained for an annual premium not in excess of $15,000.

 SECTION 5.9. SHAREHOLDERS AGREEMENT; AMENDMENT OF ARTICLES OF INCORPORATION AND BYLAWS.

          Shareholder shall enter into that certain Shareholders Agreement with Lender which is attached hereto as Exhibit "I". Borrower shall amend the Articles of Incorporation and Bylaws of Borrower to provide for all matters required by the Shareholders Agreement to be reflected in the Articles and Bylaws of Borrower.

                    SECTION 5.10.  CHIEF FINANCIAL OFFICER.

          Within 90 days after the Funding Date, Borrower shall employ a qualified chief financial officer who shall be approved by Lender.

                                   ARTICLE 6
                               NEGATIVE COVENANTS

          Except to the extent the Lender otherwise consents in writing, which consent, so long as no Event of Default exists and is continuing, will not be unreasonably withheld, Borrower covenants and agrees that (and Shareholder covenants and agrees that he will use his best efforts to cause Borrower to comply with the Covenants contained in this Article 6):


                              SECTION 6.1.  LIENS.

          Borrower will not create, incur, assume or suffer to exist any lien or security interest upon or with respect to any property or assets (real or personal, tangible or intangible) of Borrower, whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable with recourse to Borrower, or assign any right to receive income or permit the filing of any financing statement under the UCC or any other similar notice of lien or security under any similar recording or notice statute; provided that the provisions of this Section 6.1 shall not prevent the creation, incurrence, assumption or existence of the following (collectively, the "Permitted Liens"):

          6.1.(a) liens for taxes, governmental assessments or claims not yet due or delinquent, or that are being contested in good faith and by appropriate proceedings for which adequate reserves have been established;

          6.1.(b) liens in respect of property or assets of Borrower imposed by law, which were incurred in the ordinary course of business, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business, and (x) which do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of Borrower or (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such lien;

          6.1.(c) liens which are listed, and the property subject thereto described in the Disclosure Schedule;

          6.1.(d) liens created pursuant to the Security Documents;

          6.1.(e) utility deposits and pledges or deposits in connection with worker's compensation, unemployment insurance and other social security legislation.

          6.1.(f) liens in respect of Permitted Indebtedness or any extension, renewal, refunding or refinancing of any Permitted Indebtedness;

          6.1.(g) liens to secure the performance of statutory obligations, surety or appeal bonds in the ordinary course of business;

          6.1.(h) liens on property of a Person existing at the time such Person is merged into, acquired or consolidated with Borrower; and

          6.1.(i) liens incurred in the ordinary course of business with respect to obligations that do not exceed $500,000 at any time outstanding, including liens to secure Permitted Indebtedness.

           SECTION 6.2.  CONSOLIDATION, MERGER, SALE OF ASSETS, ETC.

          Borrower will not (a) wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, (b) convey, sell, lease or otherwise dispose of (or agree to do any of the foregoing at any future time) all or any part of its property or assets, or (c) purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets (other than purchases or other acquisitions of inventory, materials and equipment in the ordinary course of business) of any Person, except that (i) Borrower may sell and lease inventory, materials and equipment in the ordinary course of business, (ii) investments may be acquired to the extent expressly permitted by Section 5.6 and (iv) capital expenditures shall be permitted to the extent not in violation of Section 6.8. Notwithstanding the foregoing to the contrary, Borrower may enter into a transaction of merger or consolidation in which it is the surviving corporation and consummate purchase transactions as described in clause (c), provided that Borrower's financial condition will not be impaired as reasonably determined by Lender and provided, further, that the total consideration for such transactions in cash, stock value, and debt assumed does not exceed Two Hundred Fifty Dollars ($250,000) in the aggregate in any fiscal year.

                            SECTION 6.3.  DIVIDENDS.

          Borrower will not declare or pay any dividends, or return any capital to, its shareholders or authorize (or make any other distribution, payment or delivery of property or cash to its shareholders as such), or redeem, retire, purchase or otherwise acquire, directly or indirectly, for a consideration, any shares of any class of its capital stock now or hereafter outstanding (or any options or warrants issued by Borrower with respect to its capital stock), or set aside any funds for any of the foregoing purposes.

                             SECTION 6.4.  LEASES.

          Borrower will not permit the aggregate payments (including, without limitation, any property taxes paid as additional rent or lease payments) by Borrower under agreements to rent or lease any real or personal property (excluding capitalized lease obligations, office base rent, and Telecommunications Agreements) to exceed $500,000, in any fiscal year.

                          SECTION 6.5.  INDEBTEDNESS.

          Borrower will not contract, create, incur, assume or suffer to exist any indebtedness, except (i) indebtedness incurred under this Agreement, (ii) indebtedness listed on the Disclosure Schedule, including any renewal or refinancing thereof ("Existing Indebtedness"), (iii) accrued expenses and trade accounts payable incurred and satisfied in the ordinary course of business, and obligations under trade letters of credit incurred by Borrower in the ordinary course of business, which are to be repaid in full not more than 18 months after the date on which such indebtedness is originally incurred to finance the purchase of goods by Borrower, (iv) obligations under letters of credit incurred by Borrower in the ordinary course of business in support of amounts owing to utilities from time to time and/or obligations incurred in connection with worker's compensation, unemployment insurance and other social security legislation, (v) indebtedness to any Person (other than Affiliate) providing credit to Borrower pursuant to the terms of a credit facility, including any guarantee thereof, (vi) indebtedness to finance purchases of equipment or to make capital expenditures not in excess of One Hundred Thousand Dollars ($100,000) at any time outstanding, and (vii) indebtedness not otherwise permitted hereunder not in excess of Five Hundred Thousand Dollars ($500,000) at any time outstanding, reduced by the amount of any Existing Indebtedness and indebtedness pursuant to clause (vi) above (collectively, "Permitted Indebtedness").

                 SECTION 6.6.  ADVANCES, INVESTMENTS AND LOANS.

          Borrower will not lend money or credit or make advances to any Person (excluding loans to employees not in excess of $5,000), or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person, except that the following shall be permitted:

          6.6.(a) Borrower may acquire and hold receivables owing to it, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

          6.6.(b) Other than (i) amounts held in Transport Reserves, and (ii) the Loan proceeds disbursed in the first six (6) months after funding, Borrower may acquire and hold cash equivalents, so long as the aggregate amount thereof at no time exceeds $500,000; and

          6.6.(c) Borrower may make such purchases and acquisitions as is permitted by Section 6.2.

                  SECTION 6.7.  TRANSACTIONS WITH AFFILIATES.

          Borrower will not enter into any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate of Borrower or Shareholder, other than on terms and conditions substantially as favorable to Borrower as would be obtainable by Borrower at the time in a comparable arm's length transaction with a Person other than an Affiliate; provided, however, notwithstanding the foregoing, Borrower shall not, without Lender's consent: (i) increase Shareholder's or any Affiliates' salary or employment benefit from the amounts or type being paid at November 30, 1995, except pursuant to the Employment Agreement, (ii) increase the lease obligations to any Affiliate from those existing at November 30, 1995, and (iii) employ any Family Member.

                      SECTION 6.8.  CAPITAL EXPENDITURES.

          Borrower will not make any expenditure for fixed or capital assets (including, without limitation, expenditures for maintenance and repairs which should be capitalized in accordance with generally accepted accounting principles and including capitalized lease obligations) during any fiscal year (taken as one accounting period) which exceeds $250,000.


           SECTION 6.9.  MODIFICATIONS OF ARTICLES OF INCORPORATION,
                                  AND BY-LAWS

          Borrower will not amend or modify, or permit the amendment or modification of, its Articles of Incorporation or Bylaws, without Lender's consent.

           SECTION 6.10.  LIMITATION ON ISSUANCES OF CAPITAL STOCK.

          Except as set forth on the Disclosure Schedule, Borrower shall not issue any capital stock or any options or warrants to purchase, or securities convertible into, capital stock, except for transfers and replacements of then outstanding shares of capital stock.

                           SECTION 6.11.  BUSINESS.

          The Borrowers will not engage (directly or indirectly) in any business other than the business in which it is engaged on the Funding Date (including reasonable extensions and business incidental thereto), and the Shareholder will not engage in such business except through Borrower.


                   SECTION 6.12.  RETENTION OF PROFESSIONALS.

          Lender shall have the right to approve any investment banker or underwriter engaged by Borrower to represent Borrower in an initial public offering, merger, acquisition or other significant corporate transaction and any accountant engaged by Borrower.

                                   ARTICLE 7
                               EVENTS OF DEFAULT

          At the option of Lender, the incurrence and continuation of any of the following events will unless and until cured within any applicable cure period or waived, constitute a default (each an "Event of Default"):

          (a)  Payments.  Borrower shall default in the payment when due of any
               --------
principal of the Loans or shall default for a period of more than five (5) days from the date due in the payment of interest on the Loans; or

          (b)  Representations, etc.  Any representation or warranty made by
               ---------------------
Borrower or Shareholder in Article 3 of this Agreement or in any other Transaction Document or in any certificate delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made and such representation or warranty shall remain untrue from and after a period of 30 days after notice from Lender to Borrower; provided, no Event of Default shall be deemed to have occurred if such breach is susceptible of being cured, during such period Borrower diligently and in good faith commences curing any such breach, such breach is cured within said thirty (30)-day period and during such cure period the financial condition of Borrower is not materially impaired thereby; or

          (c) Covenants.  Borrower shall default in the due performance or
              ---------
observance by it of any term, covenant or agreement contained in this Agreement (other than those referenced to in Sections 7(a) and (b), and such default shall continue unremedied for a period of thirty (30) days after written notice to the Borrower by Lender; provided, however, no Event of Default shall be deemed to have occurred if such breach is susceptible of being cured, during such period Borrower diligently and in good faith commences curing any such default, such default is cured within said thirty (30)-day period, and during such cure period the financial condition of Borrower is not materially impaired thereby; or

          (d)  Default Under Other Agreements.  Borrower shall (i) default in
               ------------------------------
any payment of any indebtedness for borrowed money in excess of $100,000 (other than the Notes) beyond the period of grace if any, provided in the instrument or agreement under which such indebtedness for borrowed money in excess of $100,000 was created, (ii) default in the observance or performance of any agreement or condition relating to any indebtedness for borrowed money in excess of $100,000 (other than the Notes) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such indebtedness for borrowed money in excess of $100,000 (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required), any such indebtedness for borrowed money in excess of $100,000 to become due prior to its stated maturity or (iii) any indebtedness for borrowed money in excess of $100,000 of Borrower shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof; or

          (e) Bankruptcy, etc.  Borrower shall commence a voluntary case
              ---------------
concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against Borrower, and the petition is not controverted within 20 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of Borrower, or Borrower commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to Borrower, or there is commenced against Borrower any such proceeding which remains undismissed for a period of 60 days, or Borrower is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or Borrower suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or Borrower makes a general assignment for the benefit of creditors; or any corporate action is taken by Borrower for the purpose of effecting any of the foregoing; or

          (f) Security Documents. The Security Documents shall cease to be in
              ------------------
full force and effect, or shall cease to give the Lender the liens, rights, powers and privileges purported to be created thereby (including, without limitation, a perfected security interest in, and lien on, all the Collateral under the Security Agreement, in favor of Lender, superior to and prior to the rights and liens of all third Persons (except that the security interests created by the Security Agreement may be junior to the Permitted Liens) and subject to no junior liens, or the Borrower shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any of the Security Documents and with respect to Borrower's breach of a term, covenant or condition contained in Article 3 of the Security Agreement, such default continues unremedied for a period of thirty (30) days after written notice from Lender to Borrower; provided, however, that no Event of Default shall be deemed to have occurred if such breach is susceptible of being cured, during such period Borrower diligently and in good faith commences curing such default, such default is cured within said thirty (30)-day period and during such cure period the financial condition of Borrower is not materially impaired thereby; or

          (g) Judgments.   One or more judgments or decrees shall be entered
              ---------
against Borrower involving in the aggregate a liability (not paid and to the extent not covered by insurance) of $100,000 or more, and all such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 60 days from the entry thereof; or

          (h)   Attachment.  The attachment, levy, execution, or other judicial
                ----------
seizure of any portion of the Collateral or any substantial portion of the other assets of Borrower, that is not released, expunged, bonded, discharged, or dismissed within 30 days after the attachment, levy, execution, or seizure; or

          (i)   Cross-default.  Any Event of Default under any Transaction
                -------------
Document shall constitute an Event of Default under all Transaction Documents.

                                   ARTICLE 8
                                   REMEDIES

                          SECTION 8.1.  OPTION TO ACT.

          On the occurrence of any Event of Default, in addition to its other rights in this Agreement or in any of the other Transaction Documents, at law, or in equity, Lender may, without prior demand, exercise any one or more of the following rights and remedies:

          8.1.(a)  Acceleration.  Declare the Notes and all other sums owing to
                   ------------
Lender with respect to the other Transaction Documents immediately due and payable without presentment, demand, protest or other notice, any and all of which are hereby waived by Borrower and Shareholder.

          8.1.(b)  Legal and Equitable Remedies.  Proceed as authorized at law
                   ----------------------------
or in equity with respect to the Event of Default, and in connection therewith, remain entitled to exercise all other rights and remedies described in this Agreement or the other Transaction Documents.

                   SECTION 8.2.  REPAYMENT OF FUNDS ADVANCED.

          If Lender spends its funds in exercising or enforcing any of its rights or remedies under any of the Transaction Documents, the amount of funds spent will be payable to Lender on demand, together with interest at the Prime Rate (as defined in the Credit Note) plus 4% (the "Default Rate") from the date the funds were spent until repaid. These amounts will be deemed secured by the Security Documents.

                  SECTION 8.3.  RIGHTS CUMULATIVE, NO WAIVER.

          All of Lender's rights and remedies provided in this Agreement or in any of the other Transaction Documents are cumulative and may be exercised by Lender at any time and in any order. Lender's exercise of any right or remedy will not constitute a cure of any Event of Default unless all sums then due to Lender under the Transaction Documents are repaid and Borrower has cured all other Events of Default. No waiver will be implied from Lender's failure to take, or delay in taking, any action concerning any Event of Default or from any previous waiver of any similar or unrelated Event of Default. Any waiver under any of the Transaction Documents must be in writing and will be limited to its specific terms.

                           SECTION 8.4.  DISCLAIMER.

          Whether Lender elects to employ any of the remedies available to it in connection with an Event of Default, Lender will not be liable for the performance or nonperformance of any other obligation of Borrower.


                                   ARTICLE 9
                                 MISCELLANEOUS

                            SECTION 9.1.  NO WAIVER.

          No failure or delay on the part of Lender in exercising any right or remedy under the Transaction Documents will operate as a waiver nor will Lender be estopped to exercise any right or remedy at any future time because of any failure or delay. No express waiver will affect any matter other than the matter expressly waived and that waiver will be operative only for the time and to the extent stated. Waivers of any covenant, term, or condition in this Agreement will not be construed to waive any subsequent breach of the same covenant, term, or condition.

                   SECTION 9.2.  NO THIRD PARTIES BENEFITED.

          This Agreement is made and entered into for the sole protection and benefit of the parties and their permitted successors and assigns.

                             SECTION 9.3.  NOTICES.

             Notice shall be given as follows:

          IF TO LENDER:

              SmarTalk Partners, LLC
              3 Civic Plaza
              Suite 170
              Newport Beach, CA 92660
              By fax to (714) 721-8102


          IF TO BORROWER OR SHAREHOLDER:

              3188 Kings Court
              Los Angeles, California 90077
              Attn. Robert H. Lorsch
              By fax to (310) 471-5019

          WITH A COPY TO:

              Jones, Day, Reavis & Pogue
              Suite 4600
              555 West Fifth Street
              Los Angeles, CA  90013-1025
              Attn. Erich L. Spangenberg, Esq.
              By fax to (213) 243-2539

Service shall be effected either: (1) by fax when the fax transmission is completed, provided a hard copy is deposited in the U.S. Mail within 24 hours of fax notice; or (2) by personal service when a copy is personally delivered to the person being served. If for any reason a party cannot readily serve the other either by fax or by personal delivery, service shall be proper if mailed to the party to be served at the address set forth above, certified mail, return receipt requested, in which event, service shall be deemed effective on the third business day after deposit in the mails. A party's failure or refusal to sign a return receipt shall not invalidate the notice. Any party may change his or its address by notifying the other party in writing and supplying a new fax number.

                           SECTION 9.4.  ASSIGNMENT.

          The terms of this Agreement will be binding on and inure to the benefit of the successors and assigns of the parties.

Neither Borrower nor Lender will assign this Agreement, any other Transaction Document or any interest therein or rights thereunder without the prior written consent of the other party; provided, however, that upon the occurrence and continuance of an Event of Default Lender may enter into such assignments without Borrower's consent. Lender may at any time assign the Transaction Documents to any Affiliate of Lender. In that case, the provisions of this Agreement will continue to apply to the Loans, and the assignee will be substituted in the place and stead of Lender, with all rights, obligations, and remedies of Lender, including, without limitation, the right to further assign the Transaction Documents and its interest in the Loans.

                              SECTION 9.5.  TIME.

          Time is of the essence.

                   SECTION 9.6.  BORROWER'S RESPONSIBILITIES.

          Borrower shall, at Borrower's expense, defend, indemnify, save, and hold Lender harmless against all claims, demands, losses, expenses, liabilities, damages (general, punitive, or otherwise), judgments, costs, reasonable attorneys' fees and causes of action (whether legal or equitable) ("Liabilities") asserted by any Person which Lender may incur (a) as a direct or indirect consequence of (i) the making of the Loans, (ii) Borrower's failure to perform any obligations as and when required by this Agreement or any of the other Transaction Documents, (iii) the failure at any time of any of Borrower's representations or warranties to be true and correct; or (b) which (i) are related to the Transaction Documents, (ii) arise out of the transactions contemplated hereby, or (iii) arise out of the use of the Loan Proceeds, except to the extent that any such Liabilities arising from or relate to the negligence or willful misconduct of Lender. Borrower shall pay Lender on demand all amounts owing under this indemnity together with interest at the Default Rate from the date Lender makes a payment of a Liability. The provisions of this Section 11.6 will survive the termination of this Agreement and the repayment of the Loans.

          SECTION 9.7.  NONLIABILITY FOR NEGLIGENCE, LOSS, OR DAMAGE.

          Borrower and Shareholder acknowledge, understand, and agree that the relationship between Borrower and Lender is, and will at all times remain, solely that of borrower and lender, and there is no other relationship between the parties except as is expressly set forth in a written agreement signed by the party to be charged.

                   SECTION 9.8.  CONTROLLING LAW; APPROVALS.

          9.8.(a) The Transaction Documents will be governed by and construed in accordance with California law.

          9.8.(b) All consents and approvals by Lender required or permitted by any provision of this Agreement must be in writing, Lender's consent to or approval of any act by Borrower requiring further consent or approval will not be deemed to waive or render unnecessary the consent or approval to or of any subsequent similar act.

              SECTION 9.9.  SURVIVAL OF WARRANTIES AND COVENANTS.

          The warranties, representations, conditions, covenants, and agreements in this Agreement and in the other Transaction Documents will survive the making of the Loans and the execution and delivery of the Notes and will continue in full force until the Loans have been paid in full; provided, however, that the provisions of Sections 5.1(a) through 5.1(f) and Section 6.7 shall survive for so long as Lender owns not less than 10% of the outstanding common stock of Borrower and Borrower is not a public company. Nothing in this Section 11.9 is intended to limit any other provision of the Transaction Documents that by their stated terms survive the repayment of the Loans or the termination of any Transaction Document.

                  SECTION 9.10.  NO REPRESENTATIONS BY LENDER.

          By accepting or approving anything required to be observed, performed, or fulfilled, or to be given to Lender pursuant to this Agreement or pursuant to the Transaction Documents, including, but not limited to, any officer's certificate, Financial Statement, survey, appraisal, or insurance policy,

Lender will not be deemed to have warranted or represented the sufficiency, legality, effectiveness, or legal effect of it or of any particular term, provision, or condition of it, and any acceptance or approval will not be or constitute any warranty or representation by Lender.

                           SECTION 9.11.  AMENDMENT.

          The Transaction Documents and the terms of each of them may not be modified, waived, discharged, or terminated except by a written instrument signed by the party against whom enforcement of the modification, waiver, discharge, or termination is asserted.

                          SECTION 9.12.  COUNTERPARTS.

          The Transaction Documents may be executed in any number of counterparts and by different parties in separate counterparts, each of which when executed and delivered will be deemed an original and all of which counterparts taken together will constitute one and the same instrument. They may be executed by facsimile.

                          SECTION 9.13.  SEVERABILITY.

          If any terms, provision, covenant, or condition or any application is held by a court of competent jurisdiction to be invalid, void, or unenforceable, all terms, provisions, covenants, and conditions and all applications not held invalid, void, or unenforceable will continue in full force and will in no way be affected, impaired, or invalidated.

                            SECTION 9.14.  CAPTIONS.

          All Article and Section headings in this Agreement are inserted for convenience of reference only and do not constitute a part of this Agreement for any other purpose.

                              SECTION 9.15.  COSTS

          Each party shall bear its own costs and attorney fees related to the preparation and filing of the documents for the Loans.

                       SECTION 9.16.  FURTHER ASSURANCES.

          At Lender's request and at Borrower's expense, Borrower will execute, acknowledge, and deliver all other instruments and perform all other acts necessary, desirable, or proper to carry out the purposes of the Transaction Documents or to perfect and preserve any liens created by the Transaction Documents.

                SECTION 9.17.  INTEGRATION AND INTERPRETATION.

          The Transaction Documents contain or expressly incorporate by reference the entire agreement between Lender, Borrower and Shareholder with respect to the covered matters and supersede all prior negotiations. Any reference to the Transaction Documents themselves in any of the Transaction Documents will include all amendments, renewals, or extensions approved by Lender. There are no oral agreements or promises of any kind, and the only understandings of the parties are those set forth in the written agreements signed by the parties. No modification or obligation of any kind shall be binding or enforceable unless in writing and signed by the party to be charged.

                                 SECTION 9.18.  NUMBER.

          When the context and construction so require, all words used in the singular will be deemed to have been used in the plural and vice versa.


                                   ARTICLE 10
                                 SUBORDINATION

          The indebtedness evidenced by this Loan and Investment Agreement and the Notes is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all the Borrower's Senior Indebtedness, as hereinafter defined.

                      SECTION 10.1.  SENIOR INDEBTEDNESS.

          As used in this Loan and Investment Agreement, the term "Senior Indebtedness" shall mean the principal of and unpaid accrued interest on: (i) all indebtedness of the Borrower to banks, insurance companies or other financial institutions regularly engaged in the business of lending money, which is for money borrowed by the Borrower (whether or not secured), (ii) all indebtedness of the Borrower to unaffiliated lenders which is for money borrowed by the Borrower and secured by the Borrower's accounts receivable, and (iii) any such indebtedness or any debentures, notes or other evidence of indebtedness issued in exchange for Senior Indebtedness.

                 SECTION 10.2.  DEFAULT ON SENIOR INDEBTEDNESS.

          Unless and until a bankruptcy proceeding is filed, if any Senior Indebtedness shall be declared due and payable prior to its stated maturity upon the occurrence of an event of default thereunder, then no amount shall be paid by the Borrower in respect of the principal of or interest on the Notes at the time outstanding unless and until the principal of and interest on the Senior Indebtedness then outstanding shall be paid in full or such event of default shall have been cured or waived.

                    SECTION 10.3.  EFFECT OF SUBORDINATION.

          Subject to the rights, if any, of the holders of Senior Indebtedness under this Article 10 to receive cash, securities or other properties otherwise payable or deliverable to the Lender, nothing contained in this Article 10 shall impair, as between the Borrower and the Lender, the obligation of the Borrower, subject to the terms and conditions hereof, to pay to the Lender the principal of and interest on the Notes as and when the same become due and payable, or shall prevent the Lender, upon default under the Notes, from exercising all rights, powers and remedies otherwise provided herein, therein or by applicable law.

                       SECTION 10.4.  SECURITY INTERESTS.

          Lender agrees that the security interest securing the Notes shall be subordinate in priority to the security interests, if any, of holders of Senior Indebtedness.

                          SECTION 10.5.  SUBROGATION.

          Subject to the payment in full of all Senior Indebtedness and until the Notes shall be paid in full, the Lender shall be subrogated to the rights of the holders of Senior Indebtedness (to the extent of payments or distributions previously made to such holders of Senior Indebtedness pursuant to the provisions of Section 10.2 above) to receive payments or distributions of assets of the Borrower applicable to the Senior Indebtedness; shall, as between the Borrower and its creditors, other than the holders of Senior Indebtedness and the Lender, be deemed to be a payment by the Borrower to or on account of the Notes; and for the purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness to which the Lender would be entitled except for the provisions of this Article 10 shall, as between the Borrower and its creditors, other than the holders of Senior Indebtedness and the Lender, be deemed to be a payment by the Borrower to or on account of the Senior Indebtedness.

                          SECTION 10.6.  UNDERTAKING.

          By its acceptance of the Notes, the Lender agrees to execute and deliver such documents as may be reasonably requested from time to time by the Borrower or the lender of any Senior Indebtedness in order to implement the foregoing provisions of this Article 10.

                                  LENDER

Dated:  December 28, 1995         SmarTalk Partners, LLC
                 --

                                  By:/s/ Amre Youness
                                     -----------------------------
                                     Amre Youness, Manager


Dated:  December 28, 1995         BORROWER
                 --
                                  SmarTalk TeleServices, Inc.


                                  By:/s/ Robert H. Lorsch
                                     -----------------------------
                                     Robert H. Lorsch



                                  SHAREHOLDER


Dated:  December 28, 1995         /s/ Robert H. Lorsch
                 --               --------------------------------
                                  Robert H. Lorsch

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